Exhibit 99.1

L Brands Launches Tender Offers for 7.000% Senior Notes due 2020,
6.625% Senior Notes due 2021, 5.625% Senior Notes due 2022 and
5.625% Senior Notes due 2023

Columbus, Ohio (June 5, 2019) (GLOBE NEWSWIRE) — L Brands, Inc. (NYSE: LB) announced today that it has commenced tender offers (the “Tender Offers”) to purchase for cash (i) any and all of its outstanding 7.000% Senior Notes due 2020 (the “2020 Notes”) and (ii) its outstanding 6.625% Senior Notes due 2021 (the “2021 Notes”), 5.625% Senior Notes due 2022 (the “2022 Notes”) and 5.625% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes and the 2022 Notes, the “Waterfall Notes”) up to an aggregate principal amount that will not result in an aggregate purchase price (excluding accrued and unpaid interest) that exceeds $449 million (the “Waterfall Tender Cap”), subject to the order of priority and proration provisions set forth in the Offer to Purchase described below. The Waterfall Notes and 2020 Notes are together, the “Notes.”

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase dated June 5, 2019 and the related Letter of Transmittal that are being sent to holders of the Notes. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

The Tender Offers are commencing today. The Tender Offer for the 2020 Notes is for the purchase of any and all of the outstanding 2020 Notes (the “Any and All Offer”). The Tender Offers for the Waterfall Notes are for the purchase of outstanding Waterfall Notes in an aggregate principal amount up to such amount as will not result in the Waterfall Tender Cap being exceeded (the “Waterfall Tender Offers”). The order of priority for the purchase of Notes in the Tender Offers (the “Maximum Acceptance Priority Levels”) is shown in the table below, with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level, as further described in the Offer to Purchase. It is possible that the company may not accept all Waterfall Notes tendered under the Waterfall Tender Offers. If the acceptance of all tenders in the Waterfall Tender Offers would result in an aggregate purchase price (excluding accrued and unpaid interest) that exceeds the Waterfall Tender Cap, tenders in respect of a series of Waterfall Notes will be subject to proration as described in the Offer to Purchase.
VICTORIA’S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230

Certain key terms of the Tender Offers are summarized in the table below:

Title of Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Premium(2)	Total Consideration(2)(3)
7.000% Senior Notes due 2020	532716AS6	$338,381,000	1	$1,006.78	$30.00	$1,036.78
6.625% Senior Notes due 2021	532716AT4	$779,841,000	2	$1,030.00	$30.00	$1,060.00
5.625% Senior Notes due 2022	532716AU1	$956,160,000	3	$1,012.50	$30.00	$1,042.50
5.625% Senior Notes due 2023	501797AJ3	$500,000,000	4	$1,010.00	$30.00	$1,040.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP Numbers herein or printed on the Notes. They are provided solely for the convenience of the Holders of the Notes.
(2)	Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by us.
(3)
Includes an Early Tender Premium of $30 for each $1,000 aggregate principal amount of Notes validly tendered prior to the Early Tender Date referred to below (and not validly withdrawn) and accepted for purchase by us.

The consideration for each $1,000 principal amount of Notes validly tendered and accepted for payment will be determined in the manner described in the Offer to Purchase. As described in the Offer to Purchase, tendered Notes may be withdrawn on or before, 5:00 p.m., New York City time, on June 18, 2019 (unless extended), but may not be withdrawn thereafter, except in limited circumstances required by law. The Tender Offers will expire at midnight, New York City time, at the end of the day on July 2, 2019, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated by us. In order to receive the applicable Total Consideration, holders of Notes must validly tender and not validly withdraw their Notes on or before the Early Tender Date, which is 5:00 p.m., New York City time, on June 18, 2019, unless extended. Subject to the terms and conditions of the Tender Offers, (i) the date of purchase for Notes validly tendered on or before the Early Tender Date and accepted for purchase is currently expected to be June 20, 2019 (the “Early Settlement Date”) and (ii) the date of purchase for Notes validly tendered on or before the Expiration Date and accepted for purchase (other than Notes purchased on the Early Settlement Date) is currently expected to be July 5, 2019 (the “Final Settlement Date”). All Holders of Notes accepted for purchase pursuant to the Tender Offers will also receive the accrued and unpaid interest applicable to such Notes from the last interest payment date until, but not including, the Early Settlement Date or Final Settlement Date, as applicable.

The Tender Offers are subject to the satisfaction or waiver of certain conditions, including the consummation of a debt financing transaction that provides us with at least $500,000,000 of gross proceeds.

The company expressly reserves the right for any reason, subject to applicable law, to extend, abandon, terminate or amend the Tender Offers. The Tender Offers are not conditioned upon a minimum amount of Notes being tendered, and there can be no assurance that the Tender Offers will be subscribed for in any amount.
VICTORIA’S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230

Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the information agent, Global Bondholder Services Corporation, by calling (212) 430-3774 (banks and brokers) or (866) 470-3700 (all others) or from the lead dealer manager for the Tender Offers: Citigroup Global Markets Inc., by calling, (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or in writing at Attn: Liability Management Group, 388 Greenwich Street, 7th Floor, New York, New York 10013.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any securities. Any offer or solicitation with respect to the Tender Offers will be made only by means of the Offer to Purchase and related Letter of Transmittal, and the information in this press release is qualified by reference to the Offer to Purchase and related Letter of Transmittal. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

ABOUT L BRANDS:

L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company.  The company operates 2,920 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 650 franchised locations worldwide.  The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

Forward-Looking Statements

We caution that any forward-looking statements contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our Company or our management:

●
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

●	the seasonality of our business;
VICTORIA’S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230

●	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

●	our ability to grow through new store openings and existing store remodels and expansions;

●	our ability to successfully expand internationally and related risks;

●	our independent franchise, license and wholesale partners;

●	our direct channel businesses;

●	our ability to protect our reputation and our brand images;

●	our ability to attract customers with marketing, advertising and promotional programs;

●	our ability to protect our trade names, trademarks and patents;

●	the highly competitive nature of the retail industry and the segments in which we operate;

●	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

●	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

●	political instability, significant health hazards, environmental hazards or natural disasters;

●	duties, taxes and other charges;

●	legal and regulatory matters;

●	volatility in currency exchange rates;

●	local business practices and political issues;

●	potential delays or disruptions in shipping and transportation and related pricing impacts;

●	disruption due to labor disputes; and

●	changing expectations regarding product safety due to new legislation;
VICTORIA’S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230

●	our geographic concentration of vendor and distribution facilities in central Ohio;

●	fluctuations in foreign currency exchange rates;

●	stock price volatility;

●	our ability to pay dividends and related effects;

●	our ability to maintain our credit rating;

●	our ability to service or refinance our debt;

●	shareholder activism matters;

●	our ability to retain key personnel;

●	our ability to attract, develop and retain qualified associates and manage labor-related costs;

●	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

●	fluctuations in product input costs;

●	our ability to adequately protect our assets from loss and theft;

●	fluctuations in energy costs;

●	increases in the costs of mailing, paper and printing;

●	claims arising from our self-insurance;

●	liabilities arising from divested businesses;

●	our ability to implement and maintain information technology systems and to protect associated data;

●	our ability to maintain the security of customer, associate, third-party or company information;

●	our ability to comply with regulatory requirements;

●	legal and compliance matters; and

●	tax, trade and other regulatory matters.

VICTORIA’S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2018 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA’S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230